ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	As of December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$15,793	$24,989
Accounts receivable, net of allowances of $885 and $734	156,667	123,220
Income tax receivable	375	—
Inventories	82,919	75,046
Prepaid expenses and other current assets	5,473	4,547
Total current assets	261,227	227,802

Property and equipment, net of accumulated depreciation of $11,844 and $12,540	16,118	13,444
Intangible assets, net of accumulated amortization of $78,627 and $66,639	52,054	39,244
Deferred income tax assets	19,403	24,403
Goodwill	27,638	12,272
Other assets	1,571	3,426
Total assets	$378,011	$320,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$80,908	$96,472
Income tax payable	—	2,052
Sales returns liability	54,432	34,536
Accrued wages and wage related expenses	6,624	5,652
Accrued liabilities	13,723	8,168
Deferred revenue	—	315
Line of credit	—	23,475
Current portion of long-term debt, net of deferred loan costs of $0 and $141	—	13,922
Total current liabilities	155,687	184,592

Line of credit	58,363	—
Other long-term liabilities	5,470	—
Total liabilities	219,520	184,592
Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,457 and 34,104 shares issued	34	34
Treasury stock, 6,983 and 6,065 common shares, at cost	(49,733)	(37,637)
Additional paid-in capital	96,486	96,145
Accumulated other comprehensive loss	(1,410)	(348)
Retained earnings	113,114	77,805

Total stockholders' equity	158,491	135,999
Total liabilities and stockholders' equity	$378,011	$320,591

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017

Net sales	$166,513	$176,924	$538,231	$519,495
Cost of sales	108,062	120,748	352,358	350,497
Gross profit	58,451	56,176	185,873	168,998

Operating expenses:
Advertising and marketing	3,672	3,399	11,994	11,101
Selling, general and administrative	29,931	26,671	108,623	105,398
Gain on disputed mophie purchase price	—	(6,967)	—	(6,967)
Transaction costs	1,042	114	1,678	725
Impairment of intangible asset	—	—	—	1,959
Amortization of long-lived intangibles	3,478	3,007	11,882	12,047
Total operating expenses	38,123	26,224	134,177	124,263

Income from operations	20,328	29,952	51,696	44,735

Other (expense) income:
Interest expense	(552)	(555)	(1,684)	(2,081)
Other (expense) income	(120)	633	(483)	698
Total other (expense) income	(672)	78	(2,167)	(1,383)

Income before provision for income taxes	19,656	30,030	49,529	43,352

Income tax provision	(5,337)	(21,971)	(10,340)	(28,252)

Net income	$14,319	$8,059	$39,189	$15,100

Earnings per share attributable to stockholders:
Basic earnings per share	$0.52	$0.29	$1.40	$0.54
Diluted earnings per share	$0.52	$0.28	$1.38	$0.53

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following are not financial measures under United States (“U.S.”) generally accepted accounting principles (“U.S. GAAP”). In addition, these measures should not be construed as alternatives to any other measures of performance determined in accordance with U.S. GAAP, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as measures of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		For the Three Months Ended December 31,		For the Years Ended December 31,
		2018	2017	2018	2017

Net income in accordance with U.S. GAAP		$14,319	$8,059	$39,189	$15,100

Adjustments:
a.	Stock-based compensation expense	844	1,067	3,009	3,602
b.	Depreciation and amortization	4,959	5,382	18,288	21,888
c.	Impairment of intangible asset	—	—	—	1,959
d.	Other expense (income), net	672	(76)	2,167	1,383
e.	Inventory step up expense	108	—	179	—
f.	Transaction costs	1,042	(611)	1,678	—
g.	mophie restructuring charges	—	—	—	437
h.	mophie employee retention bonus	—	—	—	346
i.	BRAVEN employee retention bonus	77	—	77	—
j.	CFO retention bonus	366	—	366	—
k.	CEO signing bonus	400	—	400	—
l.	Consulting fees to former CEO	—	—	700	—
m.	Income tax provision	5,337	21,971	10,340	28,252
Total Adjustments		13,805	27,733	37,204	57,867

Adjusted EBITDA		$28,124	$35,792	$76,393	$72,967

Diluted Operating Earnings per Share Reconciliation		For the Three Months Ended December 31,		For the Years Ended December 31,
		2018	2017	2018	2017

Net income in accordance with U.S. GAAP		$14,319	$8,059	$39,189	$15,100

Adjustments:
a.	Amortization expense related to acquisitions of BRAVEN and Gear4	705	—	792	—
b.	Transaction costs related to acquisitions of BRAVEN, Gear4 and HALO	1,042	—	1,678	—
c.	Inventory step-up amortization related to acquisitions of BRAVEN and Gear4	108	—	179	—
Total adjustments before tax		1,855	—	2,649	—
Tax effect[1]		(502)	—	(716)	—
Adjustments, net of tax		1,353	—	1,933	—
Adjusted net income		15,672	8,059	41,122	15,100

Diluted shares outstanding		28,258	28,781	28,500	28,407
Diluted operating earnings per share		$0.55	$0.28	$1.44	$0.53

1 Income tax effect calculated using the 2018 statutory rate of 27.04%